UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________________

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  October 30, 2009

PARKWAY PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

                                                                                                                                                 Maryland                                        1-11533                                      74-2123597

                                                                                                                                       (State or Other Jurisdiction             (Commission File Number)                      (IRS Employer

                                                                                                                                            of Incorporation)                                                                                      Identification No.)

One Jackson Place, Suite 1000, 188 East Capitol Street, Jackson, MS 39225-4647

(Address of Principal Executive Offices, including zip code)

(601) 948-4091

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02.       Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

            On October 30, 2009, Parkway’s Board of Directors increased the size of the Board from seven to eight members and elected Brenda J. Mixson to fill the newly created position on the Board.  Ms. Mixson will serve as an independent director and a member of Parkway’s Audit Committee and Investment Committee.

            Ms. Mixson has been with Island Capital Group LLC since its inception in July 2003 and is a senior member of Island’s Real Estate Debt and Capital Markets Group focusing primarily on investment acquisitions (commercial real estate debt and equity as well as operating companies), joint ventures and portfolio management.  Prior to joining Island Capital, Ms. Mixson served as a Managing Director of Insignia Financial Group from 2001 through 2003.  She held a variety of senior executive positions in the real estate finance industry, including Executive Vice President of Travelers Realty Investment Corp., Chief Operating Officer of one of George Soros’ real estate funds, Managing Director with ING Barings, and Chief Investment Officer and Chief Financial Officer of a start-up commercial mortgage securitization company.  She has served as the Chief Financial Officer of a publicly traded REIT, and also served on the Board of Directors of AvalonBay Apartment Communities, Inc., a NYSE REIT, from 1994 to 2001.  Ms. Mixson has served as a member of the Board of Governors of the Commercial Mortgage Securitization Association.  She received a B.S. in Economics from the University of Minnesota, where she was a member of Phi Beta Kappa.

            There are no arrangements or understandings between Ms. Mixson and any other persons pursuant to which Ms. Mixson was appointed a director of the Company.  There are no transactions in which Ms. Mixson has an interest requiring disclosure under Item 404(a) of Regulation S-K.

            Ms. Mixson will receive compensation for her service on the Board of Directors in accordance with the Company’s standard compensatory arrangement for non-employee directors.  A description of the Company’s non-employee director compensation program can be found in the Company’s current report on Form 8-K that was filed with the Securities and Exchange Commission on May 20, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    November 3, 2009

                                                                        PARKWAY PROPERTIES, INC.

                                                                  By: /s/ J. Mitchell Collins

                                                            J. Mitchell Collins

 Executive Vice President, Chief Financial Officer and Secretary Page 2 of 2 Pages